                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No.  )

  Filed by the Registrant [X]

  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:

  [X]  Preliminary Proxy Statement
  [ ]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12
  [ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))

                            OCC CASH RESERVES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


  (1) Title of each class of securities to which transaction applies:

      ________________________________________________________________

  (2) Aggregate number of securities to which transaction applies:

      ________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ________________________________________________________________


  (4) Proposed maximum aggregate value of transaction:
      ________________________________________________________________

  (5)  Total fee paid:

       _______________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        __________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        __________________________________________________

    (3) Filing Party:

        __________________________________________________

    (4) Date Filed:

        __________________________________________________

May   , 1997

                            OCC CASH RESERVES, INC.

Dear Shareholder:

We are pleased to invite you to a meeting of shareholders of OCC Cash Re-
serves, Inc. (the "Fund") to be held on        , 1997.

As you may know, PIMCO Advisors L.P. and its affiliate, Thomson Advisory Group Inc. (together, the "PIMCO Parties"), and Oppenheimer Group, Inc. and Oppen-heimer Financial Corp. have entered into an agreement for the PIMCO Parties to acquire a controlling interest in Oppenheimer Capital, whose subsidiary, OpCap Advisors, serves as investment adviser to the Fund. The Fund's meeting will permit its shareholders to consider a new advisory agreement which will be substantially identical to the existing agreement with the Fund, to be in ef-fect following such acquisition.

It is important to keep in mind that the PIMCO Parties are acquiring OpCap Ad-visors, not the Fund. Your Fund shares and the advisory and distribution fees charged the Fund will not change as a result of the transaction. Moreover, the PIMCO Parties have advised the Fund's Board of Directors that OpCap Advisors will continue, after the transaction, to provide the high-quality services to which you've grown accustomed.

After careful consideration the Board of Directors of the Fund, including its independent directors, approved the proposal relating to the Fund and recom-mends that its shareholders vote "FOR" the proposal. Whether or not you intend to attend the meeting, you may vote by proxy by signing and returning your proxy card in the enclosed postage-paid envelope.

We thought it would be helpful to provide the questions and answers regarding the transaction and the proposal on the reverse side of this page. They are designed to help answer questions you may have and help you cast your votes, and are being provided as a supplement to, not a substitute for, the proxy statement, which we urge you to carefully review. As always, we thank you for your confidence and support.

Please feel free to call the proxy solicitor, [              ], at [1-800-
      ] to answer any questions you may have regarding the voting of your
shares, and please feel free to call us at 1-800-          to answer any ques-
tions regarding the transaction or other matters.

Sincerely,

Joseph M. La Motta
Chairman of the Board and President of OCC Cash Reserves, Inc.

QUESTIONS & ANSWERS

Q.WHAT IS BEING ACQUIRED IN THE TRANSACTION?

A.PIMCO Advisors L.P., a publicly traded investment management firm, and its affiliate, Thomson Advisory Group Inc., have agreed to acquire a controlling interest in Oppenheimer Capital, whose subsidiary, OpCap Advisors, is invest-ment adviser to the Fund. The Fund itself is not being acquired.

Q.WHY AM I BEING ASKED TO VOTE ON THESE PROPOSALS?

A.As required by the Investment Company Act of 1940, consummation of the transaction will cause the automatic termination of the existing advisory agreement with OpCap Advisors. Therefore, in order to ensure continuity of management, shareholders are being asked to approve a substantially identical new agreement with OpCap Advisors.

Q.HOW WILL THE TRANSACTION AFFECT ME AS A FUND SHAREHOLDER?

A.Your Fund shares and the fees charged the Fund's Portfolios will not change as a result of the transaction. Moreover, the PIMCO Parties have advised the Fund's Board that OpCap Advisors will continue, after the transaction, to pro-vide the high-quality services to which you've grown accustomed. Consequently, operations of the Fund.

Q.HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A.After careful consideration, the Board of Directors of the Fund, including its independent trustees, recommends that shareholders vote "FOR" the propos-al.

Q.WHOM DO I CALL IF I HAVE QUESTIONS?

A.If you have any questions, please feel free to call the proxy solicitor,
          .], at [1-800-       ] to answer any questions you may have regard-
ing the voting of your shares, and please feel free to call us at 1-800-to answer any questions regarding the transaction or other matters.

                                  PLEASE VOTE
                            YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN

                            OCC CASH RESERVES, INC.
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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON         , 1997

TO THE SHAREHOLDERS:

Notice is hereby given that a special meeting of shareholders (the "Meeting") of OCC CASH RESERVES, INC. (the "Fund") will be held at One World Financial
Center, New York, N.Y. 10281, on the 40th Floor, on         , 1997 at 10:00
a.m., New York time, for the following purposes:

1. To approve or disapprove an advisory agreement between the Fund and OpCap Advisors; and

2. To act upon such other matters as properly may come before the Meeting or any adjournment or adjournments thereof.

The close of business on        , 1997 has been fixed as the record date for
the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD. If you are present at the Meeting you may change your vote, if desired, at that time.

By Order of the Board of Directors,

Deborah Kaback
Secretary

   , 1997
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                            YOUR VOTE IS IMPORTANT

                    PLEASE RETURN YOUR PROXY CARD PROMPTLY

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR EACH OF THE PORTFOLIOS OF THE FUND IN WHICH THEY OWN SHARES AND TO DATE, SIGN AND RETURN IT IN THE ENVE-LOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. WE ASK FOR YOUR COOPERATION IN MAILING YOUR VOTING INSTRUCTION FORM NO MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.

                    PLEASE RESPOND--YOUR VOTE IS IMPORTANT

                            OCC CASH RESERVES, INC.

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                               OPPENHIEMER TOWER
             ONE WORLD FINANCIAL CENTER, NEW YORK, NEW YORK 10281

                                PROXY STATEMENT

                            ----------------------

                        SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON      1997

                                    GENERAL


This Proxy Statement is furnished to the shareholders of OCC Cash Reserves, Inc. (the "Fund"), in connection with the solicitation by management of prox-ies to be used at a special meeting (the "Meeting") of shareholders to be held
on           , 1997, or any adjournment or adjournments thereof. The Notice of
Meeting, Proxy Statement and Proxy Card will first be mailed on or about
    , 1997.

The Fund consists of five portfolios (the "Portfolios"), each of which is a separate class of capital stock; these are the Primary Portfolio, the Govern-ment Portfolio, the General Municipal Portfolio, the California Municipal Portfolio and the New York Municipal Portfolio. Shares of each Portfolio have been registered with the Securities and Exchange Commission ("SEC"). As of May
9, 1997, the record date, there were outstanding             shares of the
Primary Portfolio,              shares of the Government Portfolio,
             shares of the General Municipal Portfolio,              shares of
the California Municipal Portfolio, and              shares of the New York
Municipal Portfolio.

The purpose of the Meeting is to permit shareholders of each Portfolio of the Fund to consider a new advisory agreement to take effect upon consummation of the transaction (the "Acquisition") contemplated by the Agreement and Plan of Merger, dated as of February 13, 1997 (the "Merger Agreement"), by and among PIMCO Advisors L.P. ("PIMCO Advisors") and its affiliate, Thomson Advisory Group Inc. ("TAG" and, collectively with PIMCO Advisors, the "PIMCO Parties"), and Oppenheimer Group, Inc. ("OGI") and its subsidiary, Oppenheimer Financial Corp. ("Opfin" and, collectively with OGI, "Oppenheimer"). Pursuant to the Merger Agreement, the PIMCO Parties will acquire a controlling interest in Op-penheimer Capital, whose subsidiary, OpCap Advisors, serves as investment ad-viser to the Fund. For a discussion of the Acquisition, see "The Acquisition" under Proposal 1 below. As required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), consummation of the Acquisition will cause the automatic termination of the Fund's advisory agreement with OpCap Advisors. Therefore, in order to ensure continuity in the management of the Fund, shareholders of each Port-folio of the Fund are being asked to approve a new advisory agreement.

Shares of the Portfolios will be voted separately, with each Portfolio voting as a single class on the proposal. Each full share of the Portfolios outstand-ing is entitled to one vote and each fractional share of the Portfolios out-standing is entitled to a proportionate fractional share of one vote for such purposes.

In order that you may be represented at the Meeting or any adjournment or ad-journments thereof, you are requested to indicate your voting instructions on the enclosed proxy card, to date and sign the proxy card, and to mail the proxy card promptly in the enclosed postage paid envelope, allowing sufficient time for the proxy card to be received before the Meeting.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted at the meeting as indicated thereon with re-spect to the Proposal. In the absence of choices, the shares represented by the proxy will be voted in favor of the Proposal.

The proxy confers discretionary authority upon the persons named therein to vote on other business, not currently contemplated, which may come before the Meeting. In the event that a quorum (the presence in person or by proxy of the holders of a majority of the Fund's shares entitled to vote) cannot be ob-tained, an adjournment or adjournments of the Meeting may be sought by the Board of Directors. In the event that a quorum is present at the Meeting but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit fur-ther solicitation of proxies. Any such adjournment would require the affirma-tive vote of the holders of a majority of the shares of the Fund present at the Meeting or any adjournment thereof, in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR any matter in favor of such an adjournment and will vote those proxies re-quired to be voted AGAINST any matter that comes before the Meeting against any such adjournment.

The proxy may be revoked at any time prior to the voting thereof by: (i) writ-ten instructions addressed to the Secretary of the Fund at Oppenheimer Tower, One World Financial Center, New York, New York 10281; (ii) attendance at the Meeting and voting in person or (iii) properly executing and returning a new proxy card (if received in time to be voted).

All expenses of the preparation and distribution of these proxy materials will be borne two-thirds by the PIMCO Parties and one-third by Oppenheimer. In ad-dition to the solicitation of voting instructions by the use of the mails, voting instructions may be solicited by officers and employees of OpCap Advi-sors or its respective affiliates, personally or by telephone or telegraph.

Brokerage houses, banks and other fiduciaries may be requested to forward so-liciting material to their principals and to obtain authorization for the exe-cution of voting instruction forms. For those services, they will be reim-bursed by the PIMCO Parties and Oppenheimer for their out-of-pocket expenses.
In addition, the PIMCO Parties and Oppenheimer have retained                to
assist in the solicitation of proxies primarily by contacting shareholders by
telephone and telegram for a fee not to exceed $        plus reasonable out-
of-pocket expenses. With respect to a telephone solicitation by the firm, ad-ditional expenses would include $5.00 per telephone vote transacted, $2.75 per outbound telephone contact and costs relating to obtaining shareholders' tele-
phone numbers.                  may call shareholders to ask if they would be
willing to have their votes recorded by telephone. The telephone voting proce-dure is designed to authenticate shareholders' identities, to allow sharehold-ers to authorize the voting of their shares in accordance with their instruc-tions and to confirm that their instructions have been recorded properly. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. Shareholders voting by telephone would be asked for their social security number or other identifying information and would be given an opportunity to authorize proxies to vote their shares in ac-cordance with their instructions. To ensure that the shareholders' instruc-tions have been recorded correctly they will receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Although a share-holder's vote may be taken by telephone, each shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed voting in-struction form.

To the knowledge of the Fund, the only shareholders owning of record or bene-ficially more than 5% of the outstanding shares of any of the Portfolios of the Fund as of May 9, 1997 were Oppenheimer & Co., Inc. ("Opco"), which held
          shares (5%) in an account for a client and            shares in an
account for a client of the General Municipal Portfolio and Unified Management
Corporation which held            shares of the Primary Portfolio and
           shares of the Government Portfolio, as shareholder servicing agent for former shareholders of AMA Family of Funds, Inc. and other clients of AMA Investment Advisers, Inc.

                                PROPOSAL NO. 1

   APPROVAL OF A NEW ADVISORY AGREEMENT BETWEEN OPCAP ADVISORS AND THE FUND

INTRODUCTION

OpCap Advisors serves as investment adviser to the Fund pursuant to an Advi-sory Agreement dated August 11, 1989 as amended April 29, 1992 (the "Existing Agreement"). The Existing Agreement was approved initially by the Board of Di-rectors on August 11, 1989 and renewed most recently on November 4, 1996 and was approved initially by the Fund's sole shareholder on August 11, 1989. An Amendment to the Existing Agreement was approved by the Board of Directors on January 20, 1992 and by the shareholders of the Fund on April 29, 1992.

The Existing Agreement provides that it shall automatically terminate in the event of its assignment as defined in the Investment Company Act. Consummation of the Acquisition will constitute an assignment of the Existing Agreement. Therefore, in anticipation of the Acquisition, the Board of Directors of the Fund is proposing that its shareholders approve a new advisory agreement be-tween the Fund and OpCap Advisors (the "New Agreement"). The New Agreement is substantially identical, except for the date, to the Existing Agreement.

INFORMATION ABOUT OPCAP ADVISORS

OpCap Advisors is a majority-owned subsidiary of Oppenheimer Capital, a regis-tered investment adviser with approximately $49.4 billion in assets under man-agement on March 31, 1997. Opfin, a holding company, is a 1.0% general partner of OpCap Advisors. Opfin also holds a one-third managing general partner in-terest in Oppenheimer Capital, and Oppenheimer Capital, LP, a Delaware limited partnership whose units are traded on the New York Stock Exchange and of which Opfin is the sole 1.0% general partner, owns the remaining two-thirds inter-est. Opfin currently is a wholly-owned subsidiary of OGI, 71% of the common stock of which currently is owned by Oppenheimer & Co., L.P.

The principal business address of OpCap Advisors, Oppenheimer Capital, OCC Distributors and their affiliates is Oppenheimer Tower, 200 Liberty Street, One World Financial Center, New York, New York 10281. The principal business address of OpCap Advisors would not change following the Acquisition. Joseph La Motta is Chairman of Oppenheimer Capital and OpCap Advisors. George Long is President of Oppenheimer Capital and Bernard H. Garil is President of OpCap Advisors.

The officers of the Fund who are officers or employees of OpCap Advisors or its affiliate, Oppenheimer Capital, are as follows:

       NAME                         POSITION WITH FUND
       ----                         ------------------
Joseph M. La Motta   President and Chairman of the Board of Directors
Everett Alcenat      Vice President
Robert J. Bluestone  Vice President
Susan A. Murphy      Vice President
Bernard H. Garil     Vice President
John Giusio          Vice President
Benjamin Gutstein    Vice President and Portfolio Manager
Matthew Greenwald    Vice President and Portfolio Manager
Deborah Kaback       Secretary
Thomas Duggan        Assistant Secretary
Maria Camacho        Assistant Secretary
Richard L. Peteka    Assistant Treasurer
Sheldon M. Siegel    Treasurer

Both Messrs. La Motta and Siegel hold a general partnership interest in Oppen-heimer & Co., L.P. Mr. Bluestone, Mr. Duggan, Mr. Garil and Ms. Murphy hold limited partnership interests in Oppenheimer & Co., L.P.

Attached to this Proxy Statement as Exhibit B is a list of other funds advised or subadvised by OpCap Advisors that have similar investment objectives to those of the Portfolios, their net assets and the rate of the advisory fee paid to OpCap Advisors.

INFORMATION CONCERNING THE PIMCO PARTIES. PIMCO Advisors, with approximately $110 billion in assets under management as of December 31, 1996, is one of the largest publicly traded money management firms in the United States. PIMCO Ad-visors' address is 800 Newport Center Drive, Suite 100, Newport Beach, Cali-fornia 92660.

PIMCO Partners, G.P. ("PIMCO GP") owns approximately 42.83% and 66.37% respec-tively (and will at the closing of the Acquisition own a majority of the vot-ing stock of TAG, which owns approximately 14.94% and 25.06%, respectively), of the total outstanding Class A and Class B units of limited partnership in-terest ("Units") of PIMCO Advisors and is PIMCO Advisors' sole general part-ner. PIMCO GP is a California general partnership with two general partners. The first of these is an indirect wholly-owned subsidiary of Pacific Mutual Life Insurance Company ("Pacific Mutual").

PIMCO Partners L.L.C. ("PPLLC"), a California limited liability company, is the second, and managing general partner of PIMCO GP. PPLLC's members are the Managing Directors (the "PIMCO Managers") of Pacific Investment Management

Company, a subsidiary of PIMCO Advisors (the "PIMCO Subpartnership"). The PIMCO Managers are: William H. Gross, Dean S. Meiling, James F. Muzzy, William F. Podlich, III, Frank B. Rabinovitch, Brent R. Harris, John L. Hague, Williams S. Thompson Jr., William C. Powers, David H. Edington, Benjamin Trosky, William R. Benz, II and Lee R. Thomas, III.

PIMCO Advisors is governed by an Operating Board and an Equity Board. Gover-nance matters are allocated generally to the Operating Board and the Operating Board delegates to the Operating Committee the authority to manage day-to-day operations of PIMCO Advisors. The Operating Board is composed of twelve mem-bers, including the chief executive officer of the PIMCO Subpartnership as Chairman and six PIMCO Managers designated by the PIMCO Subpartnership.

The authority of PIMCO Advisors' Operating Board and Operating Committee to take certain specified actions is subject to the approval of PIMCO Advisors' Equity Board. Equity Board approval is required for certain major transactions (e.g., issuance of additional PIMCO Advisors' Units and appointment of PIMCO Advisors' chief executive officer). In addition, the Equity Board has jurisdic-tion over matters such as actions which would have a material effect upon PIMCO Advisors' business taken as a whole and (after an appeal from an Operating Board decision) matters likely to have a material adverse economic effect on any subpartnership of PIMCO Advisors. The Equity Board is composed of twelve members, including the chief executive officer of PIMCO Advisors, three members designated by a subsidiary of Pacific Mutual, the chairman of the Operating Board and two members designated by PPLLC.

Because of its power to appoint (directly or indirectly) seven of the twelve members of the Operating Board as described above, the PIMCO Subpartnership may be deemed to control PIMCO Advisors. Because of direct or indirect power to ap-point 25% of the members of the Equity Board, (i) Pacific Mutual and (ii) the PIMCO Managers and/or the PIMCO Subpartnership may each be deemed, under appli-cable provisions of the Investment Company Act, to control PIMCO Advisors. Pa-cific Mutual, PIMCO Subpartnership and the PIMCO Managers disclaim such con-trol.

THE ACQUISITION

On February 13, 1997, the PIMCO Parties entered into the Merger Agreement with Oppenheimer pursuant to which the PIMCO Parties will acquire, among other in-terests, the one-third managing general partner interest in Oppenheimer Capi-tal, the 1.0% general partnership interest in OpCap Advisors, and the 1.0% gen-eral partner interest in Oppenheimer Capital L.P. and OGI will be merged with and into TAG. The aggregate purchase price is approximately $265 million in-cluding the issuance of convertible preferred stock of TAG and assumption of certain indebtedness. The amount of TAG preferred stock comprising the purchase price is subject to reduction in certain circumstances. The Acquisition is sub-ject to certain conditions being satisfied prior to closing, including consents from certain lenders, approvals from regulatory authorities (including a favorable tax ruling from the Inter-nal Revenue Service) and consents of certain clients. In addition, the Acqui-sition is conditioned on the approval by the shareholders of the Fund of the New Agreement.

If for any reason the Acquisition is not consummated, the Existing Agreement will remain in effect according to its terms.

It is a condition to the consummation of the Acquisition that Joseph La Motta, as Chairman of the Board and President of the Fund, shall have executed an agreement with PIMCO Advisors agreeing to resign from the Board of Directors of the Fund at the request of TAG and Oppenheimer & Co., Inc. However, TAG has advised the Board of Directors of the Fund that it does not currently intend to request Mr. La Motta to resign as a Director. It is a further condition to the consummation of the Acquisition that the Board of Directors of the Fund elect those persons designated to hold such titles as officers with the Fund as may be determined by TAG. Oppenheimer has agreed, in connection with the Acquisition, that it shall use the Fund as its sole sweep vehicle for cash balances of customers of certain of Oppenheimer's registered representatives, for a period of five years after the closing of the Acquisition (subject to earlier termination under certain circumstances).

Effects of the Acquisition. Upon consummation of the Acquisition, Oppenheimer Capital and OpCap Advisors will be controlled by PIMCO Advisors. PIMCO Advi-sors has advised OGI that it anticipates that the senior portfolio management team of Oppenheimer Capital will continue in their present capacities; that the eligibility of OpCap Advisors to serve as an investment adviser or subadviser will not be affected by the Acquisition; and that Oppenheimer Capi-tal and OpCap Advisors will be able to continue to provide advisory and man-agement services with no material changes in operating conditions. PIMCO Advi-sors has further advised OGI and the Board of Directors that it currently an-ticipates that the Acquisition will not affect the ability of Oppenheimer Cap-ital and OpCap Advisors to fulfill their obligations under their investment advisory or subadvisory agreements.

SECTION 15(F) OF THE INVESTMENT COMPANY ACT

Section 15(f) of the Investment Company Act is available to Oppenheimer in connection with the PIMCO Parties' acquisition of a controlling interest in Oppenheimer Capital and its subsidiary OpCap Advisors. Section 15(f) provides in substance that when a sale of a controlling interest in an investment ad-viser occurs, the investment adviser or any of its affiliated persons may re-ceive any amount or benefit in connection therewith as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or un-derstandings applicable thereto. The term "unfair burden" (as defined in the Investment Company Act) includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or suc-cessor adviser), or any "interested person" (as defined in the Investment Com-pany Act) of any such adviser, receives or is entitled to receive any compen-sation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company. The Fund's Board of Directors is aware of no circumstances arising from the Acquisition that might result in an unfair burden being imposed on the Fund. Moreover, the PIMCO Parties have agreed with Oppenheimer that they will use commercially reasonable efforts to insure that no unfair burden will be imposed on the Fund by or as a result of the Acquisition during such two-year period. The second condition of Section 15(f) is that during the three-year period following the consummation of a transaction, at least 75% of the investment company's board of directors must not be "interested persons" of the investment adviser or predecessor adviser. The Fund's compliance with or exemption from such 75% disinterested board requirement is a condition to consummation of the Acquisi-tion, and the PIMCO Parties have entered into related agreements with Oppen-heimer with respect to such requirement during such three-year period. The composition of the Board of Directors is presently in compliance with the 75% requirement and will continue to be so if the Acquisition is consummated.

EXISTING AND NEW AGREEMENT

The Existing Agreement and the New Agreement are substantially identical. The following description of the New Agreement is qualified in its entirety by reference to the form of the New Agreement attached hereto as Exhibit A.

SERVICES TO BE PERFORMED

Under both the Existing and New Agreements, OpCap Advisors is required to: (i) regularly provide investment advice and recommendations to each Portfolio of the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously and determine the securi-ties to be purchased or sold by the Fund and the portion, if any, of the as-sets of each Portfolio of the Fund to be held uninvested; and (iii) arrange for the purchase of securities and other investments by each Portfolio of the Fund and the sale of securities and other investments held by each Portfolio of the Fund.

The Existing and New Agreements also require OpCap Advisors to provide admin-istrative services for the Fund, including (i) coordination of the functions of accountants, counsel and other parties performing services for the Fund and
(ii) prepara-
tion and filing reports required by federal securities laws, shareholder re-ports and proxy materials.

FEES AND EXPENSES

The fees payable to OpCap Advisors under the New Agreement will be at the same rate as the fees payable under the Existing Agreement. Under the Existing Agreement, each Portfolio of the Fund pays OpCap Advisors at the annual rate of .50% of the first $100 million of average net assets, .45% on the next $200 million of average net assets and .40% of assets in excess of $300 million.

Under the Existing and New Agreement, expenses not expressly assumed by OpCap Advisors or by OCC Distributors, the Fund's principal underwriter, are paid by the Fund. The Agreement lists examples of expenses paid by the Fund, of which the major categories relate to interest, taxes, fees to non-interested trust-ees, legal and audit expenses, custodian and transfer agent expenses, stock issuance costs, certain printing and registration costs, and non-recurring ex-penses including litigation.

Under the Existing and New Agreement, OpCap Advisors will waive its management fee and reimburse expenses so that the total operating expenses (net of any expense offsets and excluding the amount of any interest, taxes, brokerage commissions and extraordinary expenses) of each Portfolio of the Fund do not exceed 1.00% of its respective average daily net assets.

For the fiscal year ended November 30, 1996, the total advisory fee paid by the Primary Portfolio was $6,981,092 and the total advisory fees accrued or paid by the Government, General Municipal, California Municipal and New York Municipal Portfolios were $520,106, $638,004, $309,904 and $313,061 of which
$258, $1,744, $71,394 and $7,866, respectively, was waived by OpCap Advisors.

The Fund may pay certain broker-dealers, including Opco or other financial in-termediaries whose customers are Fund shareholders for performing shareholder servicing functions, such as opening new shareholder accounts, processing pur-chase and redemption transactions and responding to inquiries regarding the Portfolios' current yields and the status of shareholder accounts. The Fund may pay for the electronic communications equipment maintained at the broker-dealers' offices that permits access to the Fund's computer files and, in ad-dition, reimburses the broker-dealers at cost for personnel expenses involved in providing these services. All such payments and reimbursements must be ap-proved in advance by the Fund's Board of Directors. Currently, any such pay-ments to Opco are capped at 2 basis points of average daily net assets of Opco's customers. The following amounts were paid to Opco as reimbursement for shareholder services: for the fiscal year ended November 30, 1996--$323,317, $18,497, $24,536, $12,352 and $9,212, respectively, by the Primary, Govern-ment, General Municipal, California Municipal and New York Municipal Portfo-lios.

The Fund also may pay certain broker-dealers including Opco, for performing certain administrative services for accounts in the Fund including providing beneficial owners with statements showing their positions in the Fund, posting dividend payments to beneficial owners' accounts and providing shareholder in-formation to enable the Fund to mail prospectuses, annual and semi-annual re-ports to beneficial owners. Such payments are limited to 5 basis points of av-erage daily net assets of each broker-dealer's customers. Opco also is paid an annual fee of $9.25 per shareholder account for performing recordkeeping.

LIMITATION OF LIABILITY. The New Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations, OpCap Advisors shall not be liable to the Fund for any act or omission in the course of or connected with rendering services under the New Agreement or for any losses that may be sustained in the purchase, holding or sale of any security. This provision is identical to the provision on limitation of liability in the Existing Agreement.

TERMINATION. The termination provisions of the New Agreement and the Existing Agreement are identical. The New Agreement may be terminated by the Fund at any time without penalty upon 60 days' written notice to OpCap Advisors and may be terminated by OpCap Advisors at any time without penalty upon 90 days' written notice to the Fund. Termination by the Fund must be approved by the vote of a majority of the Directors or by vote of a majority of the outstand-ing shares of the Fund. The New Agreement will terminate in the event of an "assignment," as required by the Investment Company Act.

EVALUATION BY THE BOARD OF DIRECTORS. The Board of Directors has determined that continuity and efficiency of portfolio management services after the Ac-quisition can best be assured by approving the New Agreement. The Board be-lieves that the New Agreement will enable the Fund to continue to obtain advi-sory services of high quality at costs which it deems appropriate and reason-able and that approval of the New Agreement is in the best interests of the Fund and its shareholders.

In evaluating the New Agreement, the Board of Directors requested and re-viewed, with the assistance of independent legal counsel, materials furnished by OpCap Advisors and PIMCO Advisors. These materials included financial statements as well as other written information regarding PIMCO Advisors and its personnel, operations, and financial condition. The Board also reviewed information about OpCap Advisors, including its brokerage policies described above. Consideration was given to comparative performance and cost information concerning other mutual funds with similar investment objectives, including information prepared by Lipper Analytical Services, Inc. The Board of Direc-tors also reviewed and discussed the terms and provisions of the New Agreement and compared it to the Existing Agreement as well as the arrangements of other mutual funds, particularly with respect to the allocation of various types of expenses, levels of fees and resulting expense ratios.

The Board evaluated the nature and extent of services provided by other in-vestment advisers to their respective funds and also considered the benefits OpCap Advisors would obtain from its relationship with the Fund and the econo-mies of scale in costs and expenses to OpCap Advisors associated with its pro-viding such services. The Board also met with representatives of PIMCO Advi-sors to discuss their current intentions with respect to Oppenheimer Capital and OpCap Advisors.

The Board considered, with its counsel, (i) the quality of the operations and service which have been provided to the Fund by OpCap Advisors and which are expected to continue to be provided after the Acquisition, with no change in fee rates, (ii) the overall experience and reputation of OpCap Advisors in providing such services to investment companies, and the likelihood of its continued financial stability, (iii) the capitalization of PIMCO Advisors,
(iv) the aspects of the Acquisition that would affect the ability of OpCap Ad-visors to retain and attract qualified personnel and (v) the benefits of con-tinuity in the services to be provided under the New Agreement. Based upon its review, the Board of Directors concluded that the terms of the New Agreement are reasonable, fair and in the best interests of the Fund and its sharehold-ers, and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Accordingly, the Board concluded that continuing to retain OpCap Advisors as investment manager to the Fund after the Acquisition is desirable and in the best interests of the Fund and its shareholders. Based on these and other considerations, the Board unanimously recommended approval of the New Agreement and its submission to shareholders for their approval. The New Agreement will become effective on the date that the Acquisition is consum-mated or the date shareholders approve the New Agreement, whichever occurs later. The New Agreement will continue in effect until two years from its ef-fective date, and thereafter for successive annual periods as long as such continuance is approved in accordance with the Investment Company Act. If the Acquisition is not consummated, the Existing Agreement will remain in effect according to its terms.

VOTE REQUIRED. As provided under the Investment Company Act, approval of the New Agreement will require the vote of a majority of the outstanding voting securities of each Portfolio of the Fund. Under the Investment Company Act, the vote of a "majority of the outstanding voting securities" of an investment company (or a series thereof) means the vote, at a duly-called annual or spe-cial meeting of shareholders, of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares of such company or series are present or represented by proxy, or of more than 50% of the total outstanding shares of such company or series, whichever is less.

THE DIRECTORS, INCLUDING THE DIRECTORS WHO ARE NOT INTERESTED PERSONS OF THE FUND, OPCAP ADVISORS, PIMCO ADVISORS OR THEIR AFFILIATES, UNANIMOUSLY RECOM-MEND THAT THE SHAREHOLDERS OF EACH PORTFOLIO

OF THE FUND VOTE TO APPROVE THE NEW AGREEMENT BETWEEN THE FUND AND OPCAP ADVI-SORS.

             RECEIPT OF SHAREHOLDERS PROPOSALS, QUORUM AND VOTING

Under the proxy rules of the SEC, shareholder proposals meeting tests con-tained in those rules may, under certain conditions, be included in the Fund's proxy statement and proxy for a particular annual meeting. Those rules require that at the time the shareholder submits the proposal the shareholder be a record or beneficial owner of at least 1% or $1,000 in market value of securi-ties entitled to be voted on the proposal and have held such securities for a least one year prior thereto, and continue to hold such shares through the date on which such meeting is held. Another of these conditions relates to the timely receipt by the Fund of any such proposal. Under these rules, proposals submitted for inclusion in the Fund's proxy material for the next annual met-ing after the meeting to which this proxy statement relates must be received by the Fund not less than 120 days before the first anniversary of the date stated on the first page of this Proxy Statement relating to the first mailing of this Proxy Statement. The date for such submission could change, depending on the scheduled date for the next annual meeting.

The fact that the Fund receives a shareholder proposal in timely manner does not insure its inclusion in its proxy material, since there are other require-ments in the proxy rules relating to such inclusion.

Shareholders should be aware that under the law of the state in which the Fund is established, Maryland, annual meetings of shareholders are not required as long as there is no particular requirement under the Investment Company Act which must be met by convening such a shareholder's meeting. As it is the in-tention of the Board of Directors not to hold annual shareholder meetings in the future unless required to do so under the Investment Company Act, there can be no assurance that shareholder proposals validly submitted to the Fund will be acted upon at a regularly scheduled annual shareholders' meeting.

Shares represented in person or by proxy (including shares which abstain or do not vote with respect to the Proposal presented for shareholder approval in-cluding "broker nonvotes") will be counted for purposes of determining whether a quorum is present at the Meeting. Abstensions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to the Proposal, but will not be counted as a vote in favor of the Proposal. Accordingly, an ab-stention from voting on a legal effect as a vote against the Proposal. "Broker non-votes" exist where a proxy received from a broker indicates that the bro-ker does not have discretionary authority to vote the shares on that matter.

                             INDEPENDENT AUDITORS

Price Waterhouse LLP are the independent auditors of the Fund. A representa-tive of the firm is not expected to be present at the Meeting.

                           MAILING OF ANNUAL REPORT

The Fund will furnish, without charge, a copy of its Annual Report for the year ended November 30, 1996 to a shareholder upon request. Such request should be made to Bernard H. Garil, OpCap Advisors, One World Financial Cen-ter, New York, NY 10281, or by calling 1-800-600-5487. The report will be sent by first class mail within three business days of the request.

                                OTHER BUSINESS

The Fund's management knows of no business other than the matter specified above which will be presented at the Meeting. Inasmuch as matters not known at the time of the solicitation may come before the Meeting, the proxy as solic-ited confers discretionary authority with respect to such matters as may prop-erly come before the Meeting and it is the intention of the person named in the proxy to vote in accordance with their judgment on such matters.

                                             By Order of the Board of
                                               Directors

                                             Deborah Kaback
                                             Secretary

                            OCC CASH RESERVES, INC.
                    PROXY SOLICITED ON BEHALF OF MANAGEMENT
            FOR SPECIAL SHAREHOLDERS MEETING _______________, 1997

The undersigned shareholder of OCC CASH RESERVES, Inc. does hereby appoint Thomas E. Duggan and Maria Camacho and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of OCC Cash Reserves, Inc. to be held on _______________, 1997 at the offices of Oppenheimer & Co., Inc., 40th Floor, One World Financial Center at ____ p.m. New York time and at all adjournments thereof, to vote the number of shares of stock in the name of the undersigned on the record date for said meeting on the matters specified in the proxy statement. As to any other matter, said attorneys shall vote in accordance with their best judgment.

Management recommends a vote FOR the proposal on the reverse side hereof. The shares represented hereby will be voted as indicated or FOR if no choice is indicated.

  PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                   ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

_________________________________             _______________________________

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                            OCC CASH RESERVES, INC.


OCC CASH RESERVES, INC.                       PROXY VOTING MAIL-IN-STUB
RECORD DATE SHARES
NOTE: PLEASE SIGN EXACTLY AS YOU NAME(S)  PROPOSAL
APPEARS HEREON. WHEN SIGNING AS           1) [ ]FOR    [ ]AGAINST   [ ]ABSTAIN
CUSTODIAN, ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE, GUARDIAN,
ETC., PLEASE GIVE YOUR FULL TITLE AS SUCH.
Joint owners should each sign this Proxy.







DATED: __________________________,19__
______________________________________
______________________________________
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         Signature(s) of Shareholder(s)